EXHIBIT 23.1

          CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Biophan Technologies, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Forms S-8 (#333-119080, 333-109160 and 333-108858) and Form S-3 (#333-130920) of our report dated April
26, 2006, except for Note 8 as to which the date is May 12, 2006 and Note 7 as to which the date is January 16, 2007, on the consolidated financial statements of Biophan Technologies, Inc. and Subsidiaries as of February 28, 2006 and for each of the three years in the period ended February 28, 2006 and on management's assessment of the effectiveness of internal control over financial reporting as of February 28, 2006, appearing in the Annual Report on Form 10-K, Amendment #2, for the year ended February 28, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York
January 23, 2007